                                                 Registration Number 333-______

   As filed with the Securities and Exchange Commission on October 4, 2000.


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                        CONVERGENT COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

        Colorado                           4813                      84-1337265
(State or Other Jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
   of Incorporation or          Classification Code Number)     Identification Number)
     Organization)

                     400 Inverness Drive South, Suite 400
                          Englewood, Colorado  80112
         (Address of Principal Executive Offices, including Zip Code)


                        Convergent Communications, Inc.
                              401(k) Savings Plan

                            (Full Title of the Plan)

                               MARTIN E. FREIDEL
                        Convergent Communications, Inc.
                      400 Inverness Drive South, Suite 400
                           Englewood, Colorado  80112
                    (Name and Address of Agent for Service)
                                 (303) 749-3000

         (Telephone Number, Including Area Code, of Agent for Service)

                                --------------

                                   Copies to:

                            RICHARD M. RUSSO, Esq.
                          Gibson, Dunn & Crutcher LLP
                      1801 California Street, Suite 4100
                         Denver, Colorado  80202-2641
                                (303) 298-5700

                                --------------

                        CALCULATION OF REGISTRATION FEE

     Title of Securities           Amount to          Proposed Maximum          Proposed Maximum
      to be Registered           be Registered       Offering Price per            Aggregate                Amount of
                                                         Share (1)             Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value         1,250,000         $3.09375 per share           $3,867,187.50             $1,020.94
===========================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and 457(h)(1), the filing fee for these 1,250,000 shares is calculated based upon the average high and low prices of the Common Stock reported on October 3, 2000, which is $3.09375 per share.


This Form S-8 contains 7 sequentially numbered pages. The Exhibit Index appears at sequentially numbered page 7.

                                EXPLANATORY NOTE

Registration of Additional Shares

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 4, 2000, File No. 333-96219 (the "Initial Registration Statement"), Convergent Communications, Inc. (the "Company") registered 750,000 shares of its common stock, no par value (the "Common Stock"), reserved for issuance from time to time under its 401(k) Savings Plan (the "Plan"). The Company has amended the Plan to increase the number of shares that may be granted for all purposes under the Plan to 2,000,000. Under this Registration Statement on Form S-8, the Company is registering an additional 1,250,000 shares of Common Stock issuable under the Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Company's Initial Registration Statement are incorporated by reference into this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
           ---------

Pursuant to General Instruction E to Form S-8, only the following exhibits are required.

    Exhibit
     Number  Description
    -------  -----------

      5.1    Opinion of Gibson, Dunn & Crutcher, LLP

     23.1    Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

    Exhibit
     Number  Description
    -------  -----------
     23.2    Consent of PricewaterhouseCoopers LLP
     24.1    Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 4, 2000.

                              CONVERGENT COMMUNICATIONS, INC.



                              By:     /s/  Joseph R. Zell
                                   ------------------------------------
                                   Name:  Joseph R. Zell
                                   Title: Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Martin
E. Freidel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                         Date
            ---------                             -----                         ----
       /s/ Joseph R. Zell              Chief Executive Officer and         October 4, 2000
----------------------------------    Director (Principal Executive
         Joseph R. Zell                         Officer)

       /s/ Brian R. Ervine             Chief Financial Officer and         October 4, 2000
----------------------------------   Treasurer (Principal Financial
         Brian R. Ervine                 and Accounting Officer)

    /s/ Richard G. Tomlinson                    Director                   October 4, 2000
----------------------------------
      Richard G. Tomlinson

     /s/ Spencer I. Browne                      Director                   October 4, 2000
----------------------------------
       Spencer I. Browne

            Signature                             Title                         Date
            ---------                             -----                         ----
      /s/ Michael J. Marocco                    Director                   October 4, 2000
----------------------------------
        Michael J. Marocco

                                                Director
----------------------------------
         Richard W. Boyce

       /s/ Jeffrey A. Shaw                      Director                   October 4, 2000
----------------------------------
         Jeffrey A. Shaw

                                                Director
----------------------------------
         Clifford Rudolph

                                 EXHIBIT INDEX

    Exhibit
     Number       Description
    -------       -----------

       5.1    Opinion of Gibson, Dunn & Crutcher, LLP

      23.1    Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

      23.2    Consent of PricewaterhouseCoopers LLP

      24.1    Power of Attorney (incorporated by reference to the signature page of this Registration Statement)